proxy  US Govt.doc
Proxy Results

Shareholders of Seligman U.S. Government Securities Fund voted on two proposals at a Special Meeting of Stockholders held in on November 3, 2008. Shareholders voted in favor of each of the proposals. The description of each proposal and number of shares voted are as follows:

Proposal 1
To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

          For                     Against                 Abstain
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     5,257,504.319              242,183.305             198,436.573
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Proposal 2
To elect ten directors to the Board:
                                             For              Withheld
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Kathleen Blatz                         51,198,749.236       2,437,544.928
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Arne H. Carlson                        51,131,650.856       2,504,643.308
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Pamela G. Carlton                      51,203,587.404       2,432,706.760
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Patricia M. Flynn                      51,212,005.780       2,424,288.384
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Anne P. Jones                          51,129,788.135       2,506,506.029
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Jeffrey Laikind                        51,183,153.004       2,453,141.160
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Stephen R. Lewis, Jr.                  51,247,061.722       2,389,232.442
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Catherine James Paglia                 51,200,482.648       2,435,811.516
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Alison Taunton-Rigby                   51,166,054.471       2,470,239.693
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William F. Truscott                    51,230,947.413       2,405,346.751
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